UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2013

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013, Heartland Express, Inc. of Iowa (the "Buyer" or the "Borrower") and Heartland Express, Inc. (the "Company"), in its capacity as guarantor, entered into a Stock Purchase Agreement with Gordon Trucking, Inc., a Washington corporation ("GTI"), the stockholders of GTI (the "Sellers"), and Mr. Larry Gordon, in his capacity as Sellers' Representative. Pursuant to the Stock Purchase Agreement, the Buyer purchased all of GTI's issued and outstanding common stock (the "Transaction"). In connection with the Transaction, Mr. Larry Gordon was appointed to the Company’s Board of Directors ("Board"), effective November 11, 2013.  Mr. Gordon was recommended by the Company's Nominating Committee and appointed as a Director by a vote of the Board.  Mr. Gordon has not been appointed to serve on any committee of the Board.

There is no arrangement or understanding between Mr. Gordon and any other person pursuant to which Mr. Gordon was elected as a director of the Company. Mr. Gordon has a direct or indirect material interest in the following transactions required to be reported under Item 404(a) of Regulation S-K:

•
The disclosure contained in Item 1.01 of the Company's Current Report on Form 8-K concerning the Transaction, as filed with the U.S. Securities and Exchange Commission on November 12, 2013, is incorporated herein by reference. Mr. Gordon beneficially owned 50% of GTI prior to the Transaction.

•
GTI has entered into a Services Agreement with a Freightliner dealership owned 59.04% by Mr. Gordon and his wife, pursuant to which GTI will receive up to $60,000 per month and GTI will continue to provide certain transition services to the dealership following the closing of the Transaction. The services and payments are expected to decline over the next several quarters and cease by the end of 2014. Mr. Gordon and his wife hold manager and officer positions with the dealership.

•
In addition, GTI historically has, and in the future may, purchase tractors and parts from the dealership, and the dealership may perform warranty work on GTI's equipment. The amounts involved in such transactions cannot be determined as of the date of this Current Report on Form 8-K as the extent to which GTI will purchase tractors and parts from the dealership in the future and the extent of any warranty work to be performed by the dealership in the future have not been determined.

•	GTI will lease equipment from entities in which Mr. Gordon and his wife hold various manager and officer positions in the entities and have a direct or indirect ownership interest as follows:

	% Ownership by Mr. and Mrs. Gordon	Annual lease payment	% of annual lease payments attributable to ownership interest held by Mr. and Mrs. Gordon
Equipment Leases - Entity 1	19.00%	$808,700	$153,653
Equipment Leases - Entity 2	59.04%	$7,448,000	$4,397,299

•
GTI has entered into five year commercial lease arrangements with various entities owned by Mr. Gordon and his wife. The leases provide for "triple net" terms under which GTI is responsible for substantially all operating expenses. The leases contain options to purchase, except the Pacific, Washington location, and rights of first refusal on transfer. Mr. Gordon and his wife hold various manager and officer positions in the entities and have a direct or indirect ownership interest as follows:

Location	% Ownership by Mr. and Mrs. Gordon	Annual rental	% of annual rental attributable to ownership interest held by Mr. and Mrs. Gordon
1 lease	19%	$174,420	$33,140
10 leases	50%	$2,518,800	$1,259,400
4 leases	42.3226%	$985,200	$416,962
3 leases	59.04%	$289,200	$170,744
2 leases	100%	$141,600	$141,600
TOTAL		$4,109,220	$2,021,846

•	Mr. Gordon's sons, Steve Gordon and Scott Gordon, will continue to serve as officers of GTI.

This Current Report on Form 8-K contains forward-looking statements relating to the expected future services and payments for the related party transactions.  Forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates", "plans,” "projects," "expects," “hopes,” “intends,” “will,” “could,” “may,” or similar expressions.  These statements are based on information currently available and speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, are based upon the current beliefs, assumptions and expectations of management, and are based on current market conditions, all of which are subject to significant risks and uncertainties as set forth in the Risk Factors Section of our Annual Report Form 10-K for the year ended December 31, 2012, as those risk factors may be updated from time to time. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements.  The prices of the Company's securities may fluctuate dramatically. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events, new information or changes in these expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	November 15, 2013	By:/s/John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer